Exhibit 2.10

                                     BYLAWS
                                       of
                         MAGELLAN HEALTH SERVICES, INC.

                            (A Delaware corporation)



                           --------------------------

                         As in effect on January 5, 2004

                           --------------------------



                                   ARTICLE I

        Certain Definitions; Principal Office; Notices to the Corporation

           SECTION 1. Certain Definitions. Unless the context otherwise requires, the following terms when used herein shall have the following meanings:

           (a) "CERTIFICATE OF INCORPORATION" shall mean the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on January 5, 2004, of the Corporation, as it may from time to time be amended and in effect in accordance with law, and shall include any certificate of designations determining the designation, voting rights, preferences, limitations and special rights of any shares of the Corporation which have been adopted by the Board as permitted by the certificate of incorporation and the law, as then in effect.

           (b) "BENEFICIAL OWNERSHIP" shall have the same meaning as provided by Regulation 13D-G under the Exchange Act, as from time to time in effect (and any successor regulation).

           (c) "BOARD" shall mean the Board of Directors of the Corporation as constituted in accordance with the Certificate of Incorporation and Article III of the Bylaws.

           (d) "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or any day on which banking institutions in Columbia, Maryland are required or authorized to close by law or executive order.

           (e) "BYLAWS" shall mean these Bylaws, dated as of January 5, 2004, as the same may from time to time be amended and in effect in accordance with law. References in the Bylaws to "herein," "hereof" or "hereto," or any like reference, shall refer to the Bylaws (as amended and in effect from time to time) as a whole and not to any specific article, section, subsection,

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paragraph, sentence or clause of the Bylaws unless explicitly provided.

           (f) "CLASS 3 DIRECTOR" shall have the meaning ascribed thereto in the Certificate of Incorporation.

           (g) "COMMON STOCK" shall mean all common stock of the Corporation, including the Ordinary Common Stock and the Multi-Vote Common Stock.

           (h) "CORPORATION" shall mean Magellan Health Services, Inc., the Delaware corporation incorporated by the filing of a certificate of incorporation with the Secretary of State of the State of Delaware on August 11, 1969.

           (i) "EFFECTIVE TIME" shall mean the effective time of these Bylaws as provided by Article XI hereof.

           (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time (and any successor statute).

           (k) "INDEPENDENT DIRECTOR" shall mean a director who meets the criteria of independence established by the standards for the listing of the Ordinary Common Stock of the Corporation on Nasdaq or, if the Ordinary Common Stock is listed at the time on the NYSE, on the NYSE (or, if at any time the Ordinary Common Stock is not listed on either such market, as would be applicable if the Ordinary Common Stock were then listed on Nasdaq) in order for such director to be treated as independent under such listing standards; provided, however, that, for purposes of Article IX hereof, a director shall not be considered to be independent unless he or she, in addition to satisfying the foregoing requirements, has, directly or indirectly, no personal or financial interest, material to such director, in the transaction or category of transaction he or she is to review and vote on.

           (l) "MULTI-VOTE COMMON STOCK" shall mean the Multiple and Variable Vote Restricted Convertible Common Stock of the Corporation, as designated in the Certificate of Incorporation.

           (m) "NASDAQ" shall mean the Nasdaq Stock Market.

           (n) "ORDINARY COMMON STOCK" shall mean the Ordinary Common Stock of the Corporation, as designated in the Certificate of Incorporation.

           (o) "NYSE" shall mean the New York Stock Exchange.

           (p) "PLAN" shall be the Corporation's Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.

           (q) "SUBSIDIARY" shall mean any company controlled, directly or indirectly, by the Corporation. Unless otherwise determined by the Board, the


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Corporation shall be considered to control any company of which it, directly or through one of more Subsidiaries, owns a majority of the securities entitled to vote in the election of the directors thereof (or persons performing similar functions) or securities entitled to elect a majority of the directors thereof (or persons performing similar functions) and any partnership of which it owns, directly or through one or more Subsidiaries, a general partner interest and any limited liability company of which it owns, directly or through one or more Subsidiaries, a managing member interest, and the Corporation shall not be considered to control a company in which it does not own, directly or through one or more Subsidiaries, such an interest.

           (r) "WHOLE BOARD" shall mean the number of members of the Board at any time if there were then no vacancies on the Board.

           SECTION 2. Principal Office; Notices to the Corporation. The principal office of the Corporation shall be at such location in Columbia, Maryland as the Board shall from time to time determine. All notices to the Corporation required or permitted by the Bylaws may be addressed to the principal office of the Corporation and shall be marked to the attention of the Secretary unless otherwise provided herein.

                                   ARTICLE II

                             Stockholders' Meetings

           SECTION 1. Annual Meetings of Stockholders. An annual meeting of stockholders shall be held in each year on such date and at such time as may be set by the Board (or by an officer of the Corporation authorized to do so by the Board) for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.

           SECTION 2. Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the Board (or by an officer of the Corporation authorized to do so by the Board ). A special meeting of stockholders may also be called by the holders of at least 40% of the votes that all stockholders are entitled to cast on the matter to be voted on at the particular meeting, including (i) a special meeting of the holders of Multi-Vote Common Stock for the purpose of electing directors who may be elected by such holders alone or taking any other action that such holders alone may take or,
(ii) a special meeting of the holders of Ordinary Common Stock for the purpose of electing directors who may be elected by such holders alone or taking any other action that such holders alone may take.

           At any time, upon written request of any person or persons entitled to call and who have duly called a special meeting, it shall be the duty of the Secretary to set the date of the meeting, if such date has not been set by the Board, on a day not more than sixty days after the receipt of the request, and to give due notice of such meeting to the stockholders. If the Secretary shall neglect or refuse to set the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.


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           SECTION 3. Place and Notice of Meetings of Stockholders. All meetings of stockholders shall be held at the principal office of the Corporation unless the Board (or an officer of the Corporation authorized to do so by the Board) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board may from time to time direct. Written notice of the place, day, and hour of all meetings of stockholders and, in the case of a special meeting, of the general nature of the business to be transacted at the meeting, shall be given to each stockholder of record entitled to vote at the particular meeting either personally or by sending a copy of the notice through the mail or by overnight courier to the address of the stockholder appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice or by other means including electronic means permitted by law. Except as otherwise provided by the Bylaws or by law, such notice shall be given at least 10 days before the date of the meeting by the President, Vice President, or Secretary. A waiver in writing of any written notice required to be given, signed by the person entitled to such notice, whether before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

           SECTION 4. Nominations by Stockholders of Candidates for Election as Directors. In addition to the nomination by the Board of candidates for election to the Board as hereinafter provided, candidates may be nominated by any stockholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. Subject to the last sentence of this section, nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be received by the Secretary of the Corporation not later than (i) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, provided that, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the stockholder nomination shall be received within 15 days after the public announcement by the Corporation of the date of the annual meeting, and (ii), with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such nomination shall contain the following information to the extent known to the notifying stockholder: (a) the name, age, business address, and residence address of each proposed nominee and of the notifying stockholder; (b) the principal occupation of each proposed nominee; (c) a representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) the class and total number of shares of capital stock and other securities of the Corporation that are Beneficially Owned by the notifying stockholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying stockholder or the proposed nominee, the manner of Beneficial Ownership; (e) a description of all arrangements or understandings between the notifying


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stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may request any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of the proposed nominee to serve as a director of the Corporation. Within 15 days following the receipt by the Secretary of a stockholder notice of nomination pursuant hereto, the nominating and governance committee (as set forth in article III, section
10, subsection (c)) shall instruct the Secretary of the Corporation to advise the notifying stockholder of any deficiencies in the notice as determined by such committee. The notifying stockholder shall cure such deficiencies within 15 days of receipt of such notice. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the Bylaws. Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the nominating and governance committee, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded. The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Corporation for all purposes. The provisions of this section shall not apply to the nomination by any holder(s) of Multi-Vote Common Stock of any candidate for election as director.

           SECTION 5. Advance Notice of Other Matters to be Presented by Stockholders. At any annual meeting or special meeting of stockholders, only such business as is properly brought before the meeting in accordance with this paragraph may be transacted. To be properly brought before any meeting, any proposed business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or by any holder(s) of Multi-Vote Common Stock, (b) otherwise properly brought before the meeting by or at the direction of the Board or by any holder(s) of Multi-Vote Common Stock, or (c) if brought before the meeting by a stockholder other than a holder of Multi-Vote Common Stock, then (1) written notification of such proposed business (a "Stockholder Notification") must have been received by the Secretary of the Corporation from a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting not later than (i), with respect to business to be proposed at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting (provided, that if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the Stockholder Notification must have been received within 15 days after the public announcement by the Corporation of the date of the annual meeting) and (ii) with respect to business to be proposed at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure


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of the meeting is made, whichever is earlier. Such Stockholder Notification shall set forth the nature of and reasons for the proposal in reasonable detail and, as to the stockholder giving notification, (1) the name and address of such stockholder and (2) the class and series of all shares of the Corporation that are beneficially owned by such stockholder. Within 15 days following receipt by the Secretary of a Stockholder Notification pursuant hereto, the Corporation shall advise the stockholder of any deficiencies in the Stockholder Notification. The notifying stockholder may cure such deficiencies within 15 days after receipt of such advice, failing which the Stockholder Notification shall be deemed invalid.

           SECTION 6. Quorum for Stockholder Meetings. At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast upon a matter shall constitute a quorum for the transaction of business upon such matter, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

           SECTION 7. Votes Per Share. Except as otherwise provided in the Certificate of Incorporation (including in respect of the voting rights of shares of the Multi-Vote Common Stock), every stockholder of record shall have, at every stockholders' meeting, one vote for every share standing in his or her name on the books of the Corporation.

           SECTION 8. Proxies. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. A proxy may be submitted to the Secretary by a stockholder in writing, by telephone, electronically or any other means permitted by law.

           SECTION 9. Required Votes for Stockholder Action. Except in respect of the election of directors (as to which a plurality of the votes of the shares entitled to vote on the election of a director and voted in favor thereof shall be required), all questions submitted to the stockholders and all actions by the stockholders shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, unless otherwise provided by the Certificate of Incorporation, the Bylaws or by law. For purposes of this section, in the event that a holder of shares of a class or series which are entitled to vote on a matter is present in person or by proxy at a meeting but is not permitted by reason of a legal disability or by a contractual restriction or otherwise to vote the shares such holder holds on such matter, the shares held by such holder and not so permitted to be voted shall nevertheless be considered entitled to vote and present for purposes of determining the number of votes required for stockholder action.


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           SECTION 10. Ballots; Judges of Election. Elections for directors need not be by ballot but the Board of Directors or the presiding officer at a meeting of stockholders may direct the use of ballots for voting at the meeting. In advance of any meeting of stockholders, the Board may appoint judges of election who need not be stockholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the presiding officer of any such meeting may, and on request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three and, if appointed at a meeting on request of one or more stockholders or their proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person or officer presiding at the meeting. On request of the presiding officer of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

           SECTION 11. Action Without a Meeting. To the fullest extent and in the manner permitted by law, any action required or permitted to be taken at a meeting of the stockholders or of a class or series of stockholders may be taken without a meeting of the stockholders or of such class or series of stockholders upon the consent in writing signed by such stockholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary.

                                   ARTICLE III

                             The Board of Directors

           SECTION 1. Authority of the Board of Directors. Except as otherwise provided by law and subject to the provisions of the Certificate of Incorporation and the Bylaws, all powers vested by law in the Corporation may be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board that shall be constituted as provided by law, the Certificate of Incorporation and the Bylaws.

           SECTION 2. Number Of Directors and Selection Thereof. In accordance with the Certificate of Incorporation, commencing with the Effective Time and continuing until the first annual meeting of the stockholders held following the expiration of the three-year period that shall commence on the date on which the Plan shall become effective (or written consent of the stockholders , as permitted by law, the Certificate of Incorporation and the Bylaws, in lieu of such annual meeting), the Board shall consist of nine members and, thereafter, the Board of Directors shall have not fewer than five and not more than thirteen members, the exact number of members to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board and,


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if applicable, the vote required by Article IX of the Bylaws, plus, in either case, any members who may be elected exclusively by the holders of one or more series of Preferred Stock of the Corporation, as provided by the resolution or resolutions adopted by the Board of Directors and setting the powers, preferences and rights of a series of Preferred Stock of the Corporation; provided that no reduction in the number of members shall end the term of office of any director earlier than such term of office would otherwise end. Directors shall be selected as provided by law, the Certificate of Incorporation (including Part A of Article Sixth of the Certificate of Incorporation) and the Bylaws (including Section 4 of this Article III).

           SECTION 3. Independent Directors. The Board shall present to the stockholders nominees for election to the Board (or recommend the election of such candidates as nominated by others) and take such other corporate actions as may be reasonably required to provide that, to the best knowledge of the Board, if such candidates are elected by the stockholders, (i) the composition of the Board shall meet any independence requirements under the then applicable listing standards to which the Corporation is subject, after giving effect to any exemption for "controlled companies", (ii) the requirements of subsection 10(a) of this article regarding the composition of the audit committee shall be satisfied and (iii) the requirements of subsection 10(b) of this article regarding the composition of the management compensation committee shall be satisfied. The foregoing provisions of this section shall not cause a director who, by reason of any change in circumstances, has ceased to qualify as an independent director or ceased to qualify for service on the audit committee or management compensation committee from serving the remainder of the term as a director for which such director has been elected. Notwithstanding the foregoing provisions of this section, no action of the Board shall be invalid by reason of the failure at any time of the Board to be constituted in accordance with this section 3.

           SECTION 4. Vacancies. Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled as provided by the Certificate of Incorporation (including Section 2 of Part A of Article Sixth of the Certificate of Incorporation).

           SECTION 5. Annual Organizational Meeting of the Board. The Board shall hold an annual organizational meeting immediately following the annual meeting of the stockholders at the place thereof, without notice in addition to the notice of the annual meeting of stockholders, or at such other time as soon as practicable after such meeting as the Board shall determine and shall at the annual organizational meeting elect a President, a Secretary and a Treasurer of the Corporation and such other officers of the Corporation as shall be provided by the Bylaws or determined by the Board to be appropriate, shall establish the standing committees of the Board provided by the Bylaws and may take such other action as the Board determines to be appropriate. Officers of the Corporation and standing and other committees of the Board may also be elected at any other time by the Board.

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           SECTION 6. Other Meetings of the Board. All meetings of the Board, other than the annual organizational meeting, shall be held at the principal office of the Corporation unless the Board (or the person or persons entitled to call and calling the meeting) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board (or the person or persons entitled to call and calling the meeting) may from time to time direct. Regular meetings of the Board shall be held at such time (and place) in accordance with such schedule as the Board shall have determined in advance and no further notice of regular meetings of the Board shall be required. The Independent Directors shall meet periodically without any member of management present and, except as the Independent Directors may otherwise determine, without any other director present to consider the overall performance of management and the performance of the role of the Independent Directors in the governance of the Corporation; such meetings shall be held in connection with a regularly scheduled meeting of the Board except as the Independent Directors shall otherwise determine. Special meetings of the Board may be called by the Chairman of the Board (if any), a Vice Chairman of the Board (if any), the President or by any two or more directors by giving written notice at least two Business Days in advance of the day and hour of the meeting to each director (unless it is determined by the President, the Chairman of the Board (if any) or the Lead Director (if any) to be necessary to meet earlier, in which case no less than twenty-four hours written notice shall be given), either personally or by facsimile, or other means including electronic means permitted by law. Attendance at any meeting of the Board shall be a waiver of notice thereof, unless such lack of notice is protested at the outset of the meeting. If all the members of the Board are present at any meeting, no notice of the meeting shall be required.

           SECTION 7. Quorum. A majority of the whole number of the directors then in office and entitled to vote on a particular matter shall constitute a quorum for the transaction of business with respect to such matter, but if at any meeting a quorum shall not be present, the meeting may adjourn from time to time until a quorum shall be present.

           SECTION 8. Telephonic Participation. Directors may participate in a meeting of the Board or a committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

           SECTION 9. Chairman and Vice Chairman of the Board. The Board may, by resolution adopted by a majority of the Whole Board, at any time designate one of its members as Chairman of the Board. The Chairman of the Board shall preside at the meetings of the Board, shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Corporation and its other duties as provided by law, the Certificate of Incorporation and the Bylaws and shall have such other authority and responsibility as the Board may designate. The Board may, by resolution adopted by a majority of the Whole Board, at any time also designate one or more of its members as Vice Chairman of the Board. A Vice Chairman of the Board shall assist the Chairman of the Board in the conduct of his duties, including by presiding at meetings of the Board in


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the absence of the Chairman of the Board, and shall have such other authority and responsibility as the Board may designate. A Chairman or Vice Chairman of the Board shall not be considered an officer of the Corporation unless otherwise provided by the Board.

           SECTION 10. Lead Director. The non-employee directors may, by resolution adopted by a majority of the non-employee directors, at any time designate one non-employee director as Lead Director of the Board. The Lead Director shall chair executive sessions of the non-employee directors. In his or her absence, the Chairman of the Nominating and Governance Committee shall chair the executive session. The Lead Director shall, in the absence of a Chairman or a Vice Chairman of the Board (if any), preside at all meetings of the Board. The Lead Director shall meet regularly with the Chairman of the Board and Chief Executive Officer of the Corporation regarding major corporate strategies and policies.

           SECTION 11. Committees of the Board. The Board may, by resolution adopted by a majority of the Whole Board, at any time designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by the Bylaws. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the following provisions of this section, any such committee to the extent provided in such resolution shall have and may exercise any or all of the authority and responsibility of the Board in the management of the business and affairs of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or the Bylaws. Except as otherwise provided by the Certificate of Incorporation, the Bylaws or action of the Board, a quorum for action by a committee shall be a majority of the members (assuming no vacancy) and action by vote of a majority of the members at a meeting duly called at which a quorum is present shall constitute action by the committee. Each committee shall keep a record of its actions and all material actions taken by a committee on behalf of the Board shall be reported to the full Board periodically. In all other respects, the Board may, by resolution adopted by a majority of the Whole Board, establish rules of procedure for a committee, including designating a member of a committee as its chair. In the absence of the designation by the Board of the chairman of a committee or the adoption by the Board of rules of procedure for a committee, the committee shall adopt its own rules of procedure and elect its chair. The Board shall establish standing committees of the Board as provided by the following provisions of this section. In the event any or all of the members of any committee are required to be independent under any then applicable listing standards to which the Company is subject or any other legal requirement, for the performance of some, but not all, of the duties of such committee, the Board may establish a separate committee for the performance of only those duties the performance of which requires such independent Directors.

           (a) Audit Committee. The audit committee shall be composed of at least three members of the Board, each of whom shall be an Independent Director, shall not, in relation to the Corporation, be an "affiliated person" as defined in Rule 10A-3 under the Exchange


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           Act (as from time to time in effect) and shall meet such other qualifications for membership on the audit committee as are from time to time required by the listing standards of the Nasdaq or NYSE applicable to the Corporation. The audit committee shall assist the Board in overseeing the Corporation's financial reporting and shall have such authority and responsibility as is provided in the committee's charter (as hereinafter provided for) and, subject thereto, as is normally incident to the functioning of the audit committee of a publicly-traded company and shall perform the other functions provided to be performed by it by the Bylaws and such other functions as are from time to time assigned to it by the Board.

           (b) Management Compensation Committee. The management compensation committee shall be composed of at least three members of the Board, each of whom shall be independent, if required, under any then applicable listing standards to which the Corporation is subject, after giving effect to any exemption for "controlled companies," and shall meet such other qualifications as may be necessary to qualify as a non-employee director under Rule 16b-3 under the Exchange Act (as from time to time in effect) and as an outside director under
           Section 162(m) of the Internal Revenue Code of 1986, as amended (and as from time to time in effect). No member of the committee shall be eligible to participate in any compensation plan or program of the Corporation or any Subsidiary of the Corporation that is administered or overseen by the committee. The management compensation committee shall assist the Board in overseeing the compensation of the Corporation's officers, the Corporation's employee stock option or other equity-based compensation plans and programs and the Corporation's management compensation policies and shall have such authority and responsibility as is provided in the committee's charter (as hereinafter provided for) and, subject thereto and subject to other direction of the Board, as is normally incident to the functioning of the management compensation committee of a publicly-traded company and shall perform the other functions provided to be performed by it by the Bylaws and such other functions as are from time to time assigned to it by the Board. Unless reviewed and, if necessary, approved by the committee, the Corporation shall not cause or permit any Subsidiary of the Corporation to pay or grant any compensation to any officer or employee of the Corporation which, if paid or granted by the Corporation, would require review or approval of the committee.

           (c) Nominating and Governance Committee. The nominating and governance committee shall be composed of at least three members of the Board, each of whom shall be independent, if required, under any then applicable listing standards to which the Corporation is subject, after giving effect to any exemption for "controlled companies." The nominating and governance committee (i) shall have authority and responsibility to recommend to the Board for approval the candidates to be recommended by the Board to the stockholders for election as directors of the Corporation or to be elected by the Board to fill a vacancy on the Board, who shall be such as to cause, if such candidates are elected, the composition of the Board to satisfy the requirements of the Certificate of Incorporation regarding director independence and the requirements of this section and any other requirements of any then applicable listing standards,
           (ii) shall advise the Board on its policies and procedures for carrying out its responsibilities and on the Corporation's policies and procedures respecting shareholder participation in corporate governance and (iii) shall have such authority and responsibility as is provided in the committee's charter (as hereinafter provided for) and, subject thereto and subject to other direction of the Board, as is normally incident to the functioning of the nominating or governance committee of a publicly-traded company and (iv) shall perform the other functions provided to be performed by it by the Bylaws and such other functions as are from time to time assigned to it by the Board.

           (d) Class 3 Directors Committee. Until such time as the Minimum Hold Condition is no longer satisfied, there shall be a Class 3 Directors Committee. The Class 3 Directors committee shall be composed of the Class 3 Directors. The Class 3 Directors committee shall assist the Board in evaluating any proposed transactions or other matters that would require action on the part of the Class 3 Directors pursuant to the Certificate of Incorporation or these Bylaws and shall assist the Board in interpreting provisions thereof and provisions of the Plan and the Order entered on October 8, 2003, by the United States Bankruptcy Court for the Southern District of New York confirming the Plan that relate to the Class 3 Directors.

           (e) Committee Charters. The Board, by majority vote of the Whole Board, shall approve a charter describing the purposes, functions and responsibilities of each standing committee of the Board. Each standing committee of the Board shall prepare and recommend to the Board for its approval the committee's charter and shall, at least annually, review and report to the Board on the adequacy thereof. In addition to and without limiting the provisions of paragraphs (a) through (c) of this section, each standing committee of the Board shall have the authority and responsibility provided by its Board-approved charter, subject to further action by the Board, and no further authorization of the Board shall be necessary for actions by a committee within the scope of its charter. Any other committee of the Board may likewise prepare and recommend to the Board a charter for the committee and shall have the authority and responsibility provided by its Board-approved charter.

           (f) Committee Advisors and Resources. Each standing committee of the Board shall have the authority to retain, at the Corporation's expense, such legal and other counsel and advisors as it determines to be necessary or appropriate to carry out its responsibilities within the scope of its charter. Each other committee of the Board shall have like authority to the extent provided by its charter or otherwise authorized by the Board. The Corporation shall pay the compensation of the independent auditor of the Corporation for all audit services, as approved by the audit committee, without need for further authorization.

           SECTION 12. Director Compensation. The Board may set the compensation of directors and members of committees of the Board as permitted by law.

                                   ARTICLE IV

                                    Officers

           SECTION 1. Officers Generally. The Board shall designate a President, one or more Vice Presidents, a Treasurer, a Secretary and a General Counsel and shall designate an officer as chief financial officer and an officer as chief accounting officer and may designate such other officers, with such titles, authority and responsibility (including Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board considers appropriate for the conduct of the business and affairs of the Corporation. Any two or more offices may be held by the same individual. Unless sooner removed by the Board, all officers shall hold office until the next annual organizational meeting of the Board and until their successors shall have been elected. Any officer may be removed from office at any time, with or without cause, by action of the Board.

           SECTION 2. Chief Executive Officer. The Chairman of the Board shall be the Chief Executive Officer of the Company and in that capacity shall have general management, subject to the control of the Board of Directors, of the business of the Company, including the appointment of all officers and employees of the Company for whose election or appointment no other provision is made in these By-laws; he shall also have the power, at any time, to discharge or remove any officer or employee of the Company other than those officers and employees whose election or appointment is otherwise provided for in these By-laws, subject to the action thereon of the Board of Directors, and shall perform all other duties appropriate to this office.

           SECTION 3. President. The President shall be the chief operating officer of the Corporation, shall assist the Chief Executive Officer in the general supervision of the business and affairs and all other officers of the Corporation and, subject to the direction of the Board, shall have the authority and responsibility customary to such office. The President shall preside at all meetings of the stockholders and, in the absence of a Chairman or Vice Chairman of the Board (if any) and Lead Director (if any), at all meetings of the Board at which the President is present.

           SECTION 4. Vice Presidents;. The Board may elect one or more Vice Presidents, with such further titles (including designation as President of a division or operation of the Corporation) and with such authority and responsibility as the Board may determine. In the absence or disability of the President, his duties shall be performed by one or more Vice Presidents as designated by the Board.

           SECTION 5. Chief Financial Officer; Controller. The Board shall designate an officer as the chief financial officer of the Corporation, who shall have general supervision of the financial affairs of the Corporation, such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. In the absence or disability of the chief financial officer, his or her duties may be performed by any other officer designated by him or her, by the President or by the Board. The Board shall also designate an officer as the Controller of the Corporation, who shall be the chief accounting officer of the Corporation (and may be the same as or different from the chief financial officer). The Controller shall have general supervision of the books and accounts of the Corporation, such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. In the absence or disability of the Controller, his or her duties may be performed by any other officer designated by him or her, by the President or by the Board.

           SECTION 6. Treasurer. The Treasurer (who may be the same as or different from the chief financial officer and/or the Controller) shall have supervision and custody of all funds and securities of the Corporation and keep or cause to be kept accurate accounts of all money received or payments made by the Corporation, and shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. The Treasurer shall be ex-officio, and have the authority and responsibility of, an Assistant Secretary.

           SECTION 7. General Counsel. The Board shall designate a General Counsel for the Corporation, who shall be the Corporation's chief legal officer and shall have general supervision of the legal affairs of the Corporation and such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office.

           SECTION 8. Secretary. The Secretary shall have custody of the minutes of the meetings of the Board, its committees and the stockholders, of the Certificate of Incorporation and the Bylaws (as amended from time to time) and such other records of the Corporation as respect its existence and authority to conduct business, shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject thereto, the authority and responsibility customary to such office. The Secretary shall send out notices of meetings of the Board and stockholders as required by law or the Bylaws. The Secretary shall attend and keep the minutes of the Board except as the Board may otherwise designate. The Secretary shall be ex-officio, and have the authority and responsibility of, an Assistant Treasurer.

           SECTION 9. Assistant Treasurers; Assistant Secretaries. In the absence or disability of the Secretary, his or her duties may be performed by an Assistant Secretary. In the absence or disability of the Treasurer, his or her duties may be performed by an Assistant Treasurer. Such assistant officers shall also have such authority and responsibility as may be assigned to them by the Board.

           SECTION 10. Bonded Officers and Employees. Such officers and employees of the Corporation as the Board shall determine shall give bond for the faithful discharge of their duties in such form and for such amount and with such surety or sureties as the Board shall require. The expense of procuring such bonds shall be borne by the Corporation.

                                   ARTICLE V

          Indemnification of Directors, Officers, Employees and Agents

           SECTION 1. Indemnification of Directors and Officers

                      (a) Indemnification of Directors and Officers. The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative, legislative or investigative, and whether by or in the right of the Company or otherwise asserted) by reason of the fact that the person

                      (1)        is or was a director or officer of the
                                 Corporation or

                      (2) while a director or officer of the Corporation, either

                                 (i) serves or served as a director, officer,
                      partner, member, trustee, employee or agent of any subsidiary of the Corporation or other related enterprise at the request of the Corporation or in connection with a related employee benefit plan of the Corporation, any Subsidiary or any such enterprise,

                                 (ii) serves or served as a director, officer,
                      partner, member, trustee, employee or agent of any other unrelated enterprise (including any charitable organization) in furtherance of the interests of, and at the specific written request of the Corporation, or in connection with a related employee benefit plan of such enterprise, against any expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in defending or responding to any such pending or threatened action, suit or proceeding (including any incurred in connection with any actions brought by or in the right of the Corporation). A resolution or other action by the Corporation or subsidiary electing, nominating or proposing a person to a position referred to in this subsection 2(a) shall constitute a specific written request of the Corporation sufficient for the purposes of this section. Upon written request of a person claiming to be entitled to indemnification hereunder and specifying the expenses, judgments, fines and amounts paid in settlement against which indemnity is sought, the Corporation shall, as soon as practicable and in any event within 90 days of its receipt of such request, make a determination, in such manner as is required by law, as to the entitlement of such person to indemnification against such expenses as provided by this subsection 2(a). Such a determination, however, shall not be conclusive as to such person's entitlement to indemnification pursuant to this subsection 2(a) and such person may seek to enforce an entitlement to indemnification pursuant to this subsection 2(a) by appropriate proceedings in any court of competent jurisdiction by showing that, notwithstanding such determination, such person satisfied the standard of conduct required by law to be satisfied in order for such person to be entitled to indemnification from the Corporation as permitted by law.

                      (b) Advancement of Expenses. Expenses reasonably incurred by a person referred to in subsection 2(a) above in defending or responding to a civil, criminal, administrative, legislative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation against such expenses or, in the case of a criminal action in which a judgment has been entered against such person, as the Board so determines.

           SECTION 2. Indemnification of Employees and Agents. The Corporation may, upon authorization by the Board or any officer expressly authorized to do so by the Board, indemnify, or agree to indemnify, and advance expenses to any person who is or was an employee or agent of the Corporation or any Subsidiary to the same extent (or any lesser extent) to which it may indemnify and advance expenses to a director or officer of the Corporation in accordance with section 1 of this article.

           SECTION 3. Non-Exclusivity. The right to indemnification and advancement of expenses conferred in this article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any agreement, vote of stockholders or directors or otherwise, the Corporation having the express authority to enter such agreements or make other provision for the indemnification of and advancement of expenses to any or all of its representatives as the Board deems appropriate, including establishing corporate policies with respect thereto and the creation of one or more funds or equivalent guarantees for indemnity payments and/or expense advancements to present or future indemnified persons.

           SECTION 4. Continuing Contractual Rights. The right to indemnification and the advancement of expenses provided by Section 1 of this article shall be a contract right, shall continue as to a person who has ceased to serve in the capacities described therein, and shall inure to the benefit of the heirs, executors and administrators of such person. Expenses reasonably incurred by a person in successfully enforcing a right to indemnification or advancement of expenses provided to such person by, or as permitted by, this article shall be paid by the Corporation.

           SECTION 5. No Retroactive Amendment. No amendment, alteration or repeal of this article, nor the adoption of any provision inconsistent with this article, shall adversely affect the rights of a person to indemnification and advancement of expenses hereunder existing at the time of such amendment, modification or repeal, or the adoption of such an inconsistent provision.

                                   ARTICLE VI

                                      Seal

           The Corporation shall have a seal that shall contain the words "Magellan Health Services, Inc." and may be affixed to documents of the Corporation as prima facie evidence of the act of the Corporation to the extent provided by law.

                                  ARTICLE VII

                        Share Certificates and Transfers

           SECTION 1. Form of Share Certificates. Shares of the Corporation may be represented by certificates or may be uncertificated, but stockholders shall be entitled to receive share certificates representing their shares as provided by law. Share certificates shall be in such form as the Board may from time to time determine and shall be signed by the President or one of the Vice Presidents and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and embossed with the seal of the Corporation or, if not so signed and sealed, shall bear the engraved or printed facsimile signatures of the officers authorized to sign and the engraved or printed facsimile of the seal of the Corporation. The death, incapacity, resignation or removal of an officer who signed or whose facsimile signature appears on a share certificate shall not affect the validity of the share certificate.

           SECTION 2. Transfers of Record. The shares of the Corporation shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof, named in the surrendered certificate or certificates, in person or by his legal representatives or by his attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent. In case of loss or destruction of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize.

           SECTION 3. Record Dates. The Board may set a time, not more than 60 days nor less than 10 days prior to the date of any meeting of the stockholders, or not more than 60 days prior to the date set for the payment of any dividend or distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of shares stock will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares of the Corporation. In such case, only such Stockholders as shall be stockholders of record on the date so set shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of shares of the Corporation on the books of the Corporation after any record date set as aforesaid.

                                  ARTICLE VIII

                                   Fiscal Year

           The fiscal year of the Corporation shall end on the 31st day of December.


                                   ARTICLE IX

                       Other Special Approval Requirements

           The vote required for any action of the Board or the stockholders shall be only such vote as is required by law, the Certificate of Incorporation or other provisions of the Bylaws, except that at any time when any shares of Multi-Vote Common Stock are outstanding (i) any action by the Board of Directors pursuant to Section 2 of Article III (as in effect at the Effective Time) of the

Bylaws to increase the number of members of the Board of Directors above nine, other than in respect of any directors to be elected exclusively by the holders of one or more series of Preferred Stock, shall require the affirmative vote of three-fourths of the Whole Board and (ii) any amendment of the Bylaws that would repeal or modify, or would adopt any provision inconsistent with, the provisions of Sections 2 or 3 of Article III hereof (in each case as in effect at the Effective Time), or of this Article IX (as in effect at the Effective Time), shall require, in addition to any other vote required by law or the Certificate of Incorporation or Bylaws, the affirmative vote of the holders of at least two-thirds of the voting power of all the outstanding shares of Common Stock.


                                   ARTICLE X

                                   Amendments

           Except as provided in Article IX hereof (as in effect at the Effective Time), the Bylaws, as from time to time in effect, may be amended, modified or repealed, in whole or in part, at any time and from time to time in any respect by either (i) the stockholders, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, or (ii) by the Board, by the affirmative vote of a majority of the Whole Board, in either case except as otherwise provided by law or by the Certificate of Incorporation; ; provided, however, that so long as the Minimum Hold Condition (as defined in the Certificate of Incorporation) is satisfied, any amendment to, repeal of, or adoption of any provision inconsistent with Sections 2, 3, 4, 11(d) (and 11(f) to the extent it relates to 11(d)) of Article III,
Article IX or this proviso of this Article X of these Bylaws and any definitions used in such provisions shall also require the affirmative vote of a majority of the Class 3 Directors.

                                   ARTICLE XI

                                 Effective Time

           The foregoing Bylaws shall be effective upon the filing with the Secretary of State of the State of Delaware and the effectiveness of such Amended and Restated Certificate of Incorporation in accordance with the law (the "Effective Time").

                                TABLE OF CONTENTS

                                                                                                                        PAGE
ARTICLE I                 Certain Definitions; Principal Office; Notices to the Corporation...............................1

           SECTION 1.               Certain Definitions...................................................................1

           SECTION 2.               Principal Office; Notices to the Corporation..........................................3

ARTICLE II                Stockholders' Meetings..........................................................................3

           SECTION 1.               Annual Meetings of Stockholders.......................................................3

           SECTION 2.               Special Meetings of Stockholders......................................................3

           SECTION 3.               Place and Notice of Meetings of Stockholders..........................................4

           SECTION 4.               Nominations by Stockholders of Candidates for Election as Directors...................4

           SECTION 5.               Advance Notice of Other Matters to be Presented by Stockholders.......................5

           SECTION 6.               Quorum for Stockholder Meetings.......................................................6

           SECTION 7.               Votes Per Share.......................................................................6

           SECTION 8.               Proxies...............................................................................6

           SECTION 9.               Required Votes for Stockholder Action.................................................6

           SECTION 10.              Ballots; Judges of Election...........................................................7

           SECTION 11.              Action Without a Meeting..............................................................7

ARTICLE III               The Board of Directors..........................................................................7

           SECTION 1.               Authority of the Board of Directors...................................................7

           SECTION 2.               Number Of Directors and Selection Thereof.............................................7

           SECTION 3.               Independent Directors.................................................................8

           SECTION 4.               Vacancies.............................................................................8

           SECTION 5.               Annual Organizational Meeting of the Board............................................8

           SECTION 6.               Other Meetings of the Board...........................................................9

           SECTION 7.               Quorum................................................................................9

           SECTION 8.               Telephonic Participation..............................................................9

           SECTION 9.               Chairman and Vice Chairman of the Board...............................................9

           SECTION 10.              Lead Director........................................................................10

           SECTION 11.              Committees of the Board..............................................................10


                                       i

           SECTION 12.              Director Compensation................................................................13

ARTICLE IV                Officers.......................................................................................13

           SECTION 1.               Officers Generally...................................................................13

           SECTION 2.               Chief Executive Officer..............................................................13

           SECTION 3.               President............................................................................13

           SECTION 4.               Vice Presidents;.....................................................................13

           SECTION 5.               Chief Financial Officer; Controller..................................................13

           SECTION 6.               Treasurer............................................................................14

           SECTION 7.               General Counsel......................................................................14

           SECTION 8.               Secretary............................................................................14

           SECTION 9.               Assistant Treasurers; Assistant Secretaries..........................................14

           SECTION 10.              Bonded Officers and Employees........................................................14

ARTICLE V                 Indemnification  of Directors, Officers, Employees and Agents..................................15

           SECTION 1.               Indemnification of Directors and Officers............................................15

           SECTION 2.               Indemnification of Employees and Agents..............................................16

           SECTION 3.               Non-Exclusivity......................................................................16

           SECTION 4.               Continuing Contractual Rights........................................................16

           SECTION 5.               No Retroactive Amendment.............................................................16

ARTICLE VI                Seal...........................................................................................17

ARTICLE VII               Share Certificates and Transfers...............................................................17

           SECTION 1.               Form of Share Certificates...........................................................17

           SECTION 2.               Transfers of Record..................................................................17

           SECTION 3.               Record Dates.........................................................................17

ARTICLE VIII              Fiscal Year....................................................................................18

ARTICLE IX                ...............................................................................................18

ARTICLE X                 Amendments.....................................................................................18

ARTICLE XI                Effective Time.................................................................................19


                                       ii